UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2011

RED MOUNTAIN RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-164968	27-1739487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2515 McKinney Avenue, Suite 900, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(720) 204-1013
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01.	Other Events.

On July 8, 2011, Black Rock Capital, Inc. (“Black Rock”), a wholly-owned subsidiary of the Company, entered into an agreement, effective as of July 1, 2011, that governs the relationship between Black Rock and certain other parties with respect to oil and gas leases in the Permian Basin covering approximately 1,255 gross acres (1,029 net acres) that Black Rock acquired an 82% ownership interest in. The agreement also provides Black Rock a 60-day option to make certain future acquisitions of land owned by the other parties to the agreement and governs the relationship between the parties with respect to other oil and gas leases that may be acquired by them within a designated region of the basin.

The Company’s business plan includes oil and gas exploration, development and production. Its current areas of operation include the Permian Basin in New Mexico and Texas and the onshore Gulf Coast areas of Texas, and it plans to acquire assets in the onshore Gulf Coast areas of Louisiana. Consistent with these plans, the acquisition provides the Company with 26 potential drilling locations in a Permian Basin field with historical production. The Company intends to commence drilling on two wells before August 1, 2011.

Cautionary and Forward-Looking Statements

This document contains forward-looking statements. These statements can be identified based on the fact that they do not relate strictly to historic or current facts. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” or “could” or the negative variations thereof or comparable terminology are intended to identify these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause the Company’s actual results to be materially different from any future results expressed or implied by it in those statements. Such assumptions, risks and uncertainties include, but are not limited to, the following: (a) volatility and/or decline of the Company’s stock price; (b) fluctuation in quarterly results; (c) lack of adequate capital to continue or expand the Company’s business, and inability to raise additional capital or financing to implement its business plans; (d) failure to acquire production or achieve profitable oil and gas production; (e) rapid and significant changes in oil and gas markets; (f) litigation with or legal claims and allegations by outside parties; (g) insufficient revenues to cover operating costs; (h) an inability to attract or retain qualified executives and personnel; (i) government regulation that hinders the Company’s business; and (j) dilution in outstanding stock ownership incurred due to the issuance of additional shares, warrants or stock options, or the exercise of warrants and stock options. There is no assurance that the Company will be profitable and or that it will be successful in oil or gas exploration, development or production.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2011	RED MOUNTAIN RESOURCES, INC.

	By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chief Executive Officer